Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 29, 2005, and to all references to our Firm, included in or made a part of this Registration Statement on Form SB-2 (File No. 333-123815).

/s/ VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
April 10, 2006